UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 28, 2014

Date of Report (Date of earliest event reported)

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059

(Address of principal executive offices, zip code)

661-723-7723

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry Into a Material Definitive Agreement.

As previously reported on that certain Current Report on Form 8-K filed by Simulations Plus, Inc., a California corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on July 24, 2014 (the “Form 8-K”), on July 23, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cognigen Corporation, a New York corporation (“Cognigen”). In connection with the consummation of the transactions contemplated by the Merger Agreement, as further discussed in Item 2.01 below, as of September 2, 2014, Thaddeus H. Grasela, Jr., Ph.D., age 60, has been appointed President of the Company and its wholly-owned subsidiary Cognigen, and the Company and Cognigen have entered into an Employment Agreement with Dr. Grasela (the “Grasela Employment Agreement”) which has a three-year term. Pursuant to the Grasela Employment Agreement, Dr. Grasela will receive an annual base salary of $250,000, will be eligible to receive Company stock options under the 2007 Simulations Plus, Inc. Stock Option Plan, as determined by the Company’s Board of Directors, and will be eligible to receive an annual performance bonus in an amount not to exceed 10% of salary to be determined by the Compensation Committee of the Company’s Board of Directors. Dr. Grasela is not related to any director or executive officer of the Company. For the last 22 years, Dr. Grasela was the Chief Executive Officer and President of Cognigen, a consulting company with annual revenues of approximately $5,000,000 and 35 employees. Dr. Grasela positioned Cognigen as a leader in pharmacometric modeling and simulation. His duties at Cognigen included strategic planning, business development, scientific consulting and project team management, and he has overseen the development of a systematic approach to defining complex scientific process workflows. Dr. Grasela, as a former shareholder of Cognigen, is a party to the Merger Agreement and entered into transactions with the Company pursuant thereto as further discussed in Item 2.01 below, in which he had a material interest valued at approximately $4,500,000. A copy of the Grasela Employment Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Effective September 1, 2014, the Company entered into a new Employment Agreement with Walter S. Woltosz to serve as Chief Executive Officer of the Company (the “Woltosz Employment Agreement”). The Woltosz Employment Agreement has a one-year term. Under the terms of the Woltosz Employment Agreement, Mr. Woltosz is required to devote a minimum of 60% of his productive time to the position of Chief Executive Officer of the Company. He will receive annual compensation of $180,000, be eligible to receive up to 12,000 Company stock options under the 2007 Simulations Plus, Inc. Stock Option Plan, as determined by the Company’s Board of Directors, and shall be paid an annual performance bonus of up to 5% of the Company’s net income before taxes not to exceed $36,000. A copy of the Woltosz Employment Agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 2.01                Completion of Acquisition or Disposition of Assets

As previously reported on the Form 8-K, on July 23, 2014, the Company entered into the Merger Agreement with Cognigen. On September 2, 2014, the Company consummated the acquisition of all outstanding equity interests of Cognigen pursuant to the terms of the Merger Agreement, with Cognigen merging with and into a newly-formed, wholly-owned subsidiary of the Company (“Acquisition Sub”), with Acquisition Sub surviving the merger and Cognigen became a wholly-owned subsidiary of the Company.

Under the terms of the Merger Agreement, the Company will pay the shareholders of Cognigen total consideration of $7,000,000, consisting of $2,800,000 of cash and $4,200,000 worth of newly-issued, unregistered shares of the Company’s common stock, a portion of which was paid on September 2, 2014 and a portion of which was held back by the Company to be paid, as follows:

On September 2, 2014, the Company paid the shareholders of Cognigen a total of $5,200,000, comprised of cash in the amount of $2,080,000 and the issuance of $3,120,000 worth of shares of the Company’s common stock (491,159 shares of the Company’s common stock valued at approximately $6.35 dollars per share based upon the volume-weighted average closing price (the “Average Price”) of the Company’s shares of common stock for the thirty (30)-consecutive-trading-day period ending two trading days prior to September 2, 2014). The Merger Agreement provides for a two-year market stand-off period in which the newly-issued shares may not be sold by the recipients thereof.

At the holdback release date, two years from the date of the Merger Agreement and subject to any offsets, the Company will pay $1,800,000 of holdback consideration, comprised of cash in the amount of $720,000 and the issuance of $1,080,000 worth of shares of the Company’s common stock (170,014 shares based on the original Average Price of approximately $6.35).

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Item 3.02	Unregistered Sales of Equity Securities.

The information provided above in “Item 2.01 – Completion of Acquisition or Disposition of Assets” is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above under Item 1.01 “Entry Into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Effective September 2, 2014, Virginia Woltosz resigned her position as a Director of the Company. She will continue to serve in her position as the Secretary and Treasurer of the Company.

Effective September 2, 2014, the board of directors has appointed Dr. Grasela as a director of the Company to replace the position formerly held by Virginia Woltosz. Dr. Grasela was chosen for his extensive knowledge of pharmaceutical sciences and his experience with Cognigen’s operations. He will hold this position until the next shareholder’s meeting.

Item 7.01	Regulation FD Disclosure

On September 2, 2014, the Company issued a press release announcing that it has consummated the transactions contemplated by the Merger Agreement.

A copy of the press release is attached hereto as Exhibit 99.3 and incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by the Company by an amendment to this Current Report on Form 8-K not later than 71 days after the date upon which this Current Report on Form 8-K must be filed.

(b)           Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by the Company by an amendment to this Current Report on Form 8-K not later than 71 days after the date upon which this Current Report on Form 8-K must be filed.

(c)	Exhibits

99.1	Employment Agreement, dated September 2, 2014, by and between the Company and Thaddeus H. Grasela, Jr.
99.2	Employment Agreement with Walter S. Woltosz.
99.3	Press Release issued by the Company on September 2, 2014.

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The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 (the “Item 7.01 Information”) is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.

By providing the Item 7.01 Information, the Company makes no admission as to the materiality of the Item 7.01 Information. The Item 7.01 Information is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the Item 7.01 Information, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance, and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. Any forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in the Company’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. The Company assumes no obligation to update any forward-looking information contained in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMULATIONS PLUS, INC.
(Registrant)

Date: September 4, 2014	By: /s/ John R. Kneisel
John R. Kneisel
Chief Financial Officer

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